PROXY     MADISON COVERED CALL & EQUITY STRATEGY FUND     PROXY
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 28, 2018
550 Science Drive
Madison, Wisconsin 53711

This proxy is solicited on behalf of the Board of Trustees.

Holly S. Baggot and Greg D. Hoppe (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Madison Covered Call & Equity Strategy Fund, to be held on September 28, 2018, at 9:30 a.m., Central Time at the offices of the Fund, 550 Science Drive, Madison, Wisconsin 53711, and any adjournments or postponements thereof.

Please complete, sign, date and return this proxy card promptly using the enclosed reply envelope.

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature

Signature (if held jointly)

Date

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1, FOR PROPOSAL 2,
and FOR THE TRUSTEE NOMINEE.
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE: ■

Proposals to be Voted On:
	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Merger and the transactions contemplated therein, including the merger of MSP with and into MCN (the "Merger").	☐	☐	☐
2. To approve the issuance of additional common shares of MCN in connection with the Merger.	☐	☐	☐
	FOR	WITHHOLD
3. Election of Trustees -- Class II, to serve until 2021 or until his successor has been duly elected and qualified. 01) James R. Imhoff, Jr.	☐	☐

Other Business - To transact any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Shares represented by this proxy card when properly executed will be voted in the manner directed herein by the shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. If no direction is made, on a properly executed card, this proxy will be voted “FOR” the proposals and "FOR" the election of the named Trustee nominee. If the Trustee nominee for any reason is unable or unwilling to serve, the Proxyholders will vote for the election of such other person as they may consider qualified. The shareholder hereby acknowledges receipt of this Notice of Annual Meeting and Joint Proxy Statement/Prospectus for the
Annual Meeting to be held on September 28, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on September 28, 2018
The Proxy Statement for this meeting is available at: https://www.madisonfunds.com/MCNproxy

EVERY VOTE IS IMPORTANT!
Please complete, sign, date and return this proxy card promptly using the enclosed reply envelope.
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